As filed with the Securities and Exchange Commission on November 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

STILLWATER MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-0480654
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102
(406) 373-8700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
______________________________________________

Francis R. McAllister
Chief Executive Officer
1321 Discovery Drive
Billings, Montana 59102
(406) 373-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________

With a copy to:

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
	Amount to be Registered/
Title of Each Class of Securities	Proposed Maximum Offering Price Per Unit/	Amount of
to be Registered	Proposed Maximum Aggregate Offering Price (1)	Registration Fee
Common Stock	(2)	$0(2)
Preferred Stock	(2)	$0(2)
Debt Securities	(2)	$0(2)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold from time to time by one or more selling securityholders to be identified in the future.

(2)	An unspecified aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, except for $25,110.00, which is the amount of the filing fee that was previously paid with respect to the debt and equity securities that were registered pursuant to Registration Statement No. 333-163163, filed on November 18, 2009. The $25,110.00 unutilized filing fee was paid for securities that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to any filing fees payable pursuant to this registration statement.

PROSPECTUS

Stillwater Mining Company
Common Stock
Preferred Stock
Debt Securities
___________________________

     We or a selling securityholder, from time to time, may offer, issue and sell common stock, preferred stock and debt securities, which may be convertible or non-convertible. These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

     This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

     The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "SWC."

     Investing in our securities involves a high degree of risk. See "Risk Factors" starting on page 3 before you make your investment decision.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2010

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Stillwater Mining Company filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, we or a selling securityholder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

     This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities described in this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

     You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

     In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "Company," "we," "us," and "our" to refer to Stillwater Mining Company, a Delaware corporation and its consolidated subsidiaries.

ii

SUMMARY

     This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

Business

     We are engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or “PGMs”) from a geological formation in south central Montana known as the J-M Reef and from the recycling of spent catalytic converters. The J-M Reef is the only known significant source of platinum group metals inside the United States and one of the significant resources outside South Africa and Russia. Associated by-product metals at our operations include significant amounts of nickel and copper and minor amounts of gold, silver and rhodium. The J-M Reef is a narrow but extensive mineralized zone containing PGMs, which has been traced over a strike length of approximately 28 miles.

     We conduct mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana. Both mines are located on the J-M Reef. We operate concentrating plants at each mining operation to upgrade mined production to a concentrate form. We operate a smelter and base metal refinery at Columbus, Montana which further upgrades the mined concentrates into a PGM-rich filter cake. The filter cake is shipped to third-party custom refiners for final refining before being sold to third parties.

     Besides processing mine concentrates, we also recycle spent catalyst material at the smelter and base metal refinery to recover the contained PGMs — palladium, platinum and rhodium. We currently have long-term catalyst sourcing agreements with two suppliers and spot arrangements with other suppliers who ship spent catalysts to us for processing to recover the PGMs. We smelt and refine the spent catalysts utilizing the same process as for the mined production.

     PGMs are rare precious metals with unique physical properties that are used in diverse industrial applications and in jewelry. The largest use for PGMs currently is in the automotive industry for the production of catalysts that reduce harmful automobile emissions. Besides being used in catalytic converters, palladium is used in jewelry, in the production of electronic components for personal computers, cellular telephones and facsimile machines, in dental applications and as an industrial catalyst. Platinum's largest use after catalytic converters is for jewelry. Industrial uses for platinum, in addition to automobile catalysts, include the manufacturing of data storage disks, fiberglass, paints, nitric acid, anti-cancer drugs, fiber optic cables, fertilizers, unleaded and high-octane gasoline and fuel cells. Rhodium, produced in our recycling operations and to a limited extent as a by-product from mining, also is used in automotive catalytic converters to reduce nitrogen oxides and in jewelry as a plating agent to provide brightness.

Company History

     Mineral exploration in the Stillwater Complex dates from at least the late nineteenth century, with early mining activities — primarily for chromium — beginning in the 1920s. Palladium and platinum were discovered in the J-M Reef within the Stillwater Complex, by geologists from Johns Manville Corporation ("Manville") in the early 1970s. In 1979, a Manville subsidiary entered into a partnership agreement with Chevron U.S.A. Inc. ("Chevron") to develop PGMs discovered in the J-M Reef. Manville and Chevron explored and developed the Stillwater property and commenced commercial underground mining in 1986.

     Our Company was incorporated in 1992, and on October 1, 1993, Chevron and Manville transferred substantially all assets, liabilities and operations at the Stillwater property to us, with Chevron and Manville each receiving a 50% ownership interest in our common stock. In September 1994, we redeemed Chevron's entire 50% ownership. We subsequently completed an initial public offering in December 1994 and Manville sold a portion of its shares through the offering, reducing its ownership percentage to approximately 27%. In August 1995, Manville sold its remaining ownership interest in our Company to a group of institutional investors. Our common stock is publicly traded on the New York Stock Exchange under the symbol "SWC."

     On June 23, 2003, we completed a stock purchase transaction with MMC Norilsk Nickel, a Russian open joint stock company ("Norilsk Nickel"), whereby a subsidiary of Norilsk Nickel became a majority stockholder of our Company. On that date, we entered into a Stockholders Agreement governing the terms of Norilsk Nickel's investment in our Company. A copy of the Stockholders Agreement was included in our Report on Form 8-K filed with the SEC on June 23, 2003. On March 10, 2008, the Company and Norilsk Nickel entered into an amendment to the Stockholders Agreement in connection with our offering of $181.5 million of convertible debentures and Norilsk Nickel’s purchase of $80 million of those convertible debentures. A copy of the amendment was filed in our report on Form 8-K filed with the SEC on March 14, 2008.

     Our principal executive offices are located at 1321 Discovery Drive, Billings, Montana 59102, and our telephone number at that address is (406) 373-8700. Our website address is www.stillwatermining.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Recent Developments

    On September 7, 2010, we announced that we entered into an arrangement agreement to acquire the PGM-copper assets of Marathon PGM, a Canadian exploration company previously listed on the Toronto Stock Exchange. Marathon PGM holds a number of PGM-copper assets that are of particular interest to us, including the Marathon project in Ontario, Canada, located near the town of Marathon near the northern shore of Lake Superior. The feasibility study for this property contemplates production of about 200,000 ounces per year of palladium and platinum, along with about 39 million pounds per year of copper (which will be produced as a by-product and generate sales that will serve as a credit to substantially reduce the cash costs for production of PGMs), from an open-pit operation expected to be in production by 2014. The base economic case in the feasibility study assumed prices of $2.91 per pound for copper, $1,347 per ounce for platinum and $321 per ounce for palladium. Any significant decline in metal prices below these levels could adversely affect the economics of this project and lead to a reduction in ore reserves. Conversely, a significant increase in metal prices above these levels could have a favorable effect on ore reserves and project economics. The feasibility study anticipates an active mine life of approximately 12 years, although we believe there may be resource potential to extend the mine life. We anticipate construction costs for the mine to be approximately $400 million, to be funded out of our internally generated cash flow and supplemental external financing.

    In addition to the assumptions noted above with respect to future metal prices, the estimated Marathon production data, mine life, construction cost and timing of commencement of operations are based on a number of assumptions, including assumptions regarding development costs, exchange rates, the timing of permit issuances by governmental agencies and other factors. These assumptions may prove incorrect and many of the factors that will impact actual production levels, costs and project timing are beyond our control. In addition, the information pertaining to Marathon has been derived from Marathon and its agents and was prepared prior to the consummation of our pending acquisition. While we have performed due diligence in connection with the pending acquisition and believe these statements to be accurate in all material respects, we do not possess the same degree of knowledge and understanding of the Marathon properties as we do with respect to the mining properties we have owned and operated for a number of years. Accordingly, investors should not place undue reliance on the forward looking-information presented for the Marathon project.

    The shareholders of Marathon PGM approved the transaction on November 15, 2010 and we received approval under the Investment Canada Act on November 23, 2010. Closing is expected to occur during or prior to the first week of December 2010, subject to satisfaction of all remaining closing conditions.

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2009, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 14 of this prospectus. Additional risk factors pertaining to the specific type and series of securities being issued will be included in the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of such words or other comparable words. Any forward-looking statements contained in this discussion are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Forward-looking information and statements are subject to important risks, uncertainties and assumptions which are difficult to predict. The results or events predicted in these forward-looking statements may differ materially from actual results or events. Some of the factors which could cause results or events to differ from current expectations include, among other things:
  economic and political events affecting supply and demand of palladium and platinum;

  price volatility of platinum group metals;

  amounts and prices of our forward metals sales;

  fluctuations in ore grade, tons mined, crushed or milled;

  variations in concentrator, smelter or refinery operations;

  geological, technical, permitting, mining or processing problems; and

  availability of experienced employees.
     These factors and risks should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Annual Report on Form 10-K and our other filings under the Exchange Act which are incorporated by reference in this prospectus. In addition, other sections of this prospectus and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, except as may be required by law. We will include a full discussion of any material risks related to our Company or the securities being offered in any prospectus supplement. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	9 Months
	Ended
	September
	30, 2010	2009	2008	2007	2006	2005
Ratio of Earnings to
Fixed Charges(1)	6.73	Note 2	Note 3	Note 4	1.65	0.20
____________________

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges are the sum of interest and related expenses and an estimate of the interest within rental expenses.

(2)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges by $0.37 million.

(3)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges by $104.3 million.

(4)	Earnings for the year ended December 31, 2007 were inadequate to cover fixed charges by $3.7 million.

     As of the date of this prospectus, we have no preferred stock outstanding.

DESCRIPTION OF SECURITIES

     This prospectus contains summary descriptions of the common stock, preferred stock and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

     The following description of our capital stock is a summary and is qualified in its entirety by reference to our Restated Certificate of Incorporation, and Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to the stockholders.

     The presence, in person or by proxy, of holders of at least 50% of our common stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present at any meeting, the vote of the holders of (i) a plurality of votes cast at the meeting is required for the election of directors and (ii) a majority of the common stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware General Corporation Law (the “DGCL”) or other law or of our Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

     Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore, subject to any preferential dividend rights of any outstanding preferred stock.

     In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all of our assets remaining after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

     The outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

     Our Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  the designation of the series;

  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  the dates at which dividends, if any, will be payable;

  the redemption rights and price or prices, if any, for shares of the series;

  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  restrictions on the issuance of shares of the same series or of any other class or series; and

  the voting rights, if any, of the holders of the series.
Listing

     Our common stock is listed on the New York Stock Exchange under the symbol "SWC."

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

     The debt securities will be issued under an indenture between us and the Law Debenture Trust Company of New York, as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities will include those set forth in the indenture and any related security documents and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and/or other offering materials and the provisions of the indenture and any related security documents in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

     The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
  the title and principle aggregate amount of the debt securities;

  whether the debt securities will be senior, subordinated or junior subordinated;

  whether the debt securities will be secured or unsecured;

  whether the debt securities are convertible or exchangeable into other securities;

  the percentage or percentages of principle amount at which such debt securities will be issued;

  the interest rate(s) or the method for determining the interest rate(s);

  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  the person to whom any interest on the debt securities will be payable;

  the places where payments on the debt securities will be payable;

  the maturity date;

  redemption or early repayment provisions;

  authorized denominations;

  form;

  amount of discount or premium, if any, with which such debt securities will be issued;

  whether such debt securities will be issued in whole or in parting the form of one or more global securities;

  the identity of the depositary for global securities;

  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  any covenants applicable to the particular debt securities being issued;

  any defaults and events of default applicable to the particular debt securities being issued;

  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  any applicable subordination provisions for any subordinated debt securities;

  any restriction or condition on the transferability of the debt securities;

  the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

  the securities exchange(s) on which the securities will be listed, if any;

  whether any underwriter(s) will act as market maker(s) for the securities;

  the extent to which a secondary market for the securities is expected to develop;

  our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision;

  provisions relating to covenant defeasance and legal defeasance;

  provisions relating to satisfaction and discharge of the indenture;

  provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

  additional terms not inconsistent with the provisions of the indenture.

General

       We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

       We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

       If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

       Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

       The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

     We or a selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
  directly to one or more purchasers;

  through agents;

  to or through underwriters, brokers or dealers; or

  through a combination of any of these methods.
     A distribution of the securities offered by this prospectus may also be effected through the issuance of securities convertible into or exchangeable or exercisable for the securities offered by this prospectus or through forward sale contracts.

     In addition, the manner in which we or a selling securityholder may sell some or all of the securities covered by this prospectus, includes, without limitation, through:
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  privately negotiated transactions.
     We may also enter into hedging transactions. For example, we may:
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  sell securities short and redeliver such shares to close out our short positions;

  enter into options or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
     In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

     A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  the identity of the selling securityholder, if any;

  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  any delayed delivery arrangements;

  any underwriting discounts or agency fees and other items constituting underwriter or agent compensation;

  any discounts or concessions allowed or reallowed or paid to dealers; and

  any securities exchange or markets on which the securities may be listed.
     The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to the prevailing market prices; or

  at negotiated prices.
General

     Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

     If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

     Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

     We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

     In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

     We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

     We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

     We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

     We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

     We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

     There is currently no market for any of the offered securities, other than the common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

     In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

     In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

     In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Rule 2720.

LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

     The financial statements of Stillwater Mining Company as of December 31, 2009 and 2008, and for each of the years in the three year period ended December 31, 2009 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The Company's ore reserves as of December 31, 2009 have been affirmed and verified by the independent engineering firm of Behre Dolbear & Company, Inc., and are incorporated herein in reliance upon the authority of said firm as an expert in such matters.

     The Marathon PGM ore reserve estimates contained in the section “Summary – Recent Developments” have been included in reliance upon the authority of the engineering firm of Micon International Limited as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits and schedules thereto.

     The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010;

  Portion of the Definitive Proxy Statement filed on April 6, 2010, that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2010, June 30, 2010 and March 31, 2010 filed on October 29, 2010, July 28, 2010 and May 5, 2010, respectively;

  Current Reports on Form 8-K, filed on November 18, 2010, September 7, 2010, August 5, 2010, May 27, 2010, May 7, 2010 and May 5, 2010 (two reports); and

  The description of our common stock set forth in our Registration Statement on Form 8-A filed on June 13, 2001, and any amendment or report filed for the purpose of updating such description.
     We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

     We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

    You may request a copy of these documents by writing or telephoning us at:

Investor Relations
Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Telephone: (406) 373-8700

     In reviewing the agreements included as exhibits to the registration statement (whether incorporated by reference to earlier filings or otherwise), of which this prospectus or any prospectus supplement is a part, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about our Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the securities being registered, other than underwriting discounts and commissions in connection with any offering of the securities.

Amount to
be paid*
SEC Registration Fee	$ **
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	35,000.00
Printing Expenses	0.00
Trustee Fees	5,000.00
Miscellaneous Expenses	5,000.00

Total	$55,000.00

____________________

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

**       Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to our Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI of the Registrant's Amended and Restated By-laws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant's Amended and Restated By-Laws or otherwise as a matter of law.

Item 16. Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7 and are incorporated by reference herein.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 29, 2010.

STILLWATER MINING COMPANY

By:	/s/ Francis R. McAllister
Name: Francis R. McAllister
Title: Chairman of the Board and
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints each of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, General Counsel and any Vice President of the Company and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/ Francis R. McAllister
Francis R. McAllister	Chairman, Chief Executive	November 29, 2010
Officer and Director
(Principal Executive Officer)

/s/ Gregory A. Wing
Gregory A. Wing	Vice President and Chief	November 29, 2010
Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Craig L. Fuller
Craig L. Fuller	Director	November 29, 2010

/s/ Patrick M. James
Patrick M. James	Director	November 29, 2010

/s/ Steven S. Lucas
Steven S. Lucas	Director	November 29, 2010

/s/ Ajay Paliwal
Ajay Paliwal	Director	November 29, 2010

/s/ Michael S. Parrett
Michael S. Parrett	Director	November 29, 2010

/s/ Sheryl K. Pressler
Sheryl K. Pressler	Director	November 29, 2010

/s/ Michael Schiavone
Michael Schiavone	Director	November 29, 2010

/s/ Mark Vandyke Sander
Mark Vandyke Sander	Director	November 29, 2010

EXHIBIT INDEX

Exhibit
Number
1.1	Form of Underwriting Agreement.*
3.1	Restated Certificate of Incorporation of Stillwater Mining Company (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the quarterly period ended September 30, 2003, filed on October 27, 2003).
3.2	Amended and Restated By-Laws of Stillwater Mining Company (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on December 30, 2004).
4.1	Form of Indenture for Debt Securities (including form of Debt Security).
4.2	Indenture, dated as of March 12, 2008, between Stillwater Mining Company, as Issuer, Law Debenture Trust Company of New York, as Trustee, and Deutsche Bank Trust Company America, as Security Registrar, Conversion Agent and Paying Agent (including form of Note) (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 14, 2008).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of John R. Stark, Executive Vice President and Chief Commercial Officer of Stillwater Mining Company.
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Micon International Limited.
23.3	Consent of Behre Dolbear & Company (USA), Inc.
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York, as Trustee under the Indenture for Debt Securities.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York, as Trustee under the Indenture dated as of March 12, 2008.
____________________
*To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.